                                                                     Exhibit 1.1



                                        [Form of Underwriting Agreement for Debt
                                        Securities incorporating Kinder Morgan,
                                        Inc. Underwriting Agreement Standard
                                        Provisions dated January 31, 2003]



                               KINDER MORGAN, INC.

                             UNDERWRITING AGREEMENT
                               FOR DEBT SECURITIES

                                                              ____________, 20__


Kinder Morgan, Inc.
One Allen Center, Suite 1000
500 Dallas Street
Houston, Texas 77002

Ladies and Gentlemen:

     The underwriter or underwriters named below [, acting through _____________, as representatives (the "Representatives"),] understand that Kinder Morgan, Inc., a Kansas corporation (the "Company") proposes to issue and sell $_________ aggregate principal amount of [Title of Securities] (the "Purchased Securities"), registered on Registration Statement[s] No[s]. _________. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company hereby agrees to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the principal amounts of such Purchased Securities set forth below opposite their names at a purchase price equal to ___% of the principal amount thereof [plus accrued interest on the Purchased Securities from ___________, 20__ to the date of payment and delivery]:

    Name        Principal Amount        Name              Principal Amount
    ----        ----------------        ----              ----------------



                                                 Total:   $

     [The aggregate principal amount of Purchased Securities to be purchased by the several Underwriters may be reduced by the aggregate principal amount of Purchased Securities sold pursuant to delayed delivery contracts with institutional investors.]*

--------
*    To be added only if delayed delivery contracts are contemplated.

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     The Underwriters will pay for such Purchased Securities (less any Purchased
Securities sold pursuant to delayed delivery contracts) upon delivery thereof at [state location] at 10:00 a.m. New York time on [state date].

     The Purchased Securities shall have the following terms:

          Maturity:
          Initial Price to Public:
          Interest Rate:
          Redemption Provisions:
          Interest Payment Dates:
          Sinking Fund:
          Date referred to in Section 6(1) of the Standard Provisions:
          Purchase Price: ___% of the principal amount [plus accrued interest from 20__ to the date of payment and delivery]
          Listing:
          [other terms]:

     [The commission to be paid to the Underwriters in respect of Purchased Securities purchased pursuant to delayed delivery contracts arranged by the Underwriters shall be an amount equal to ___% of the principal amount thereof.]*

     All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by courier service, mail or facsimile transmission to the Underwriters in care of ____________________ at _________________, Attention: _____________________,
Facsimile No. _______________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at One Allen Center, Suite 1000, 500 Dallas Street, Houston, Texas 77002, Attention: C. Park Shaper, Vice President, Chief Financial Officer and Treasurer, Facsimile No. (713) 495-2782[; provided, however, that if the foregoing address does not reflect the address of an individual Underwriter, any notice to that Underwriter pursuant to Section 7(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company upon request to the foregoing address]. Notice given by delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective upon actual receipt or, if not actually received, the third business day following deposit with the U.S. Post Office, first-class postage pre-paid and return receipt requested. Notice given by facsimile transmission shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

     Unless otherwise provided herein, all the provisions contained in the document entitled Kinder Morgan, Inc. Underwriting Agreement Standard Provisions dated January 31, 2003, a copy of which was filed as an exhibit to Registration Statement No. 333-______ or was filed as an Exhibit to Form 8-K and subsequently incorporated by reference into such Registration Statement, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

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     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

          "We have entered into the Underwriting Agreement dated [insert date] relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                  Very truly yours,

                                  [Name or names of Underwriter or Underwriters]

                                                        OR

                                  [Name of Representative]

                                  By:
                                      Name:
                                      Title:
                                      [Acting severally on behalf of [itself]
                                      [themselves] and the several Underwriters
                                      named above]

     Accepted:

     KINDER MORGAN, INC.


By:
     Name:
     Title: